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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2008

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5673 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2007, Advance Auto Parts, Inc. (“Company”) announced that its Board of Directors (“Board”) had appointed Darren R. Jackson as the Company’s President and Chief Executive Officer, effective January 7, 2008, and that John C. Brouillard, who had been serving as the Company’s Interim Chair, President and Chief Executive Officer would become the non-executive Chair of the Board of Directors.  As Chair, Mr. Brouillard will preside over the meetings of the non-management and independent directors.

Mr. Jackson will continue to serve as a member of the Board; however, effective January 7, 2008, he is ineligible to serve as a member of the Board’s independent Audit Committee.  The Board, after consultation with and upon the recommendation of the Nominating and Corporate Governance Committee, has determined that, effective January 7, 2008, Mr. Brouillard meets the independence, experience and other qualification requirements of the New York Stock Exchange Listing Standards, Section 10A(m)(3) of the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission, and appointed him to serve as the third member of the Board’s Audit Committee.  Mr. Brouillard will serve on the Audit Committee with Carlos A. Saladrigas and Nicholas J. LaHowchic.

Effective January 7, 2008, the Company and Mr. Jackson have entered into an employment agreement with an initial three-year term, which will be automatically renewable for additional one-year terms unless either party provides notice of non-renewal at least 90 days prior to the end of the then effective term.  Mr. Jackson’s initial base salary will be $800,000 per year.  Commencing with the Company’s 2008 fiscal year, he will be eligible for an annual performance-based cash bonus with a target of 1.5 times his then annual base salary, the metrics of which will be determined consistent with the metrics applied to other senior officers.  In addition, the Company will pay Mr. Jackson a one-time payment equal to the bonus for 2007 he would have earned under his former employer’s executive bonus plan up to a maximum of $975,000 (subject to a minimum of $650,000) to be payable at the time that the former employer’s bonuses for 2007 are paid, but in any event by June 30, 2008.  Mr. Jackson will be eligible to participate in all of the Company’s applicable benefit plans and programs pursuant to the terms of such programs.

Effective January 7, 2008, Mr. Jackson will also receive equity grants under the Company’s 2004 Long-Term Incentive Plan (“2004 LTIP”) consisting of (a) 110,000 shares of restricted stock which will cliff vest on the third anniversary of the effective date of the grant and (b) 225,000 stock appreciation rights (“SARs”).  One fourth of the SARs will be vested immediately with a one-year holding period before they may be exercised, and the remaining three fourths of the SARs will vest equally on the first, second and third anniversaries of the grant date.  In the event of death or “Disability” (as defined), the grants of restricted stock and SARs will vest to the extent they have not already vested.  The base value of the stock appreciation rights to be awarded to Mr. Jackson will be the closing price of the Company’s common stock on January 7, 2008.  The equity award replaces the equity rights Mr. Jackson forfeited upon the termination of his employment with his former employer.  In addition, as provided under the Company’s 2004 LTIP, the Compensation Committee has agreed to establish a pool of restricted stock units with a value on

January 7, 2008, of $3,000,000 to be used, at Mr. Jackson’s discretion consistent with the terms of the 2004 LTIP, to reward Company employees who would not otherwise participate in equity awards for extraordinary service to customers and the Company.  Mr. Jackson voluntarily waived receipt of an additional grant of equity in order to create the pool of restricted stock units for employee awards described in the previous sentence.

If the Company terminates Mr. Jackson’s employment without “Cause” (as defined) or if Mr. Jackson terminates his employment for “Good Reason” (as defined) (other than following a Change of Control), he will be entitled to severance in an amount equal to one year of his base salary at the rate then in effect, plus an amount equal to his target bonus for such year.  In addition, the Company will pay his COBRA premium for continuation of health coverage plus provide certain outplacement services, all subject to Mr. Jackson’s signing a general release and complying with the non-competition and non-solicitation agreements described below.  In addition, Mr. Jackson’s equity rights will be governed by the terms of the Company’s equity programs applicable in such circumstances.

If within twelve months after a “Change of Control” (as defined), the Company terminates Mr. Jackson’s employment without Cause or Mr. Jackson terminates his employment for Good Reason, he will be entitled to a severance payment equal to two times his base salary at the rate then in effect, plus two times his target bonus, together with the other benefits and equity rights as specified in the preceding paragraph.  In the event of a Change in Control, Mr. Jackson will also be entitled to a tax gross-up payment intended to make him whole for excise taxes that may be imposed on the Change in Control payments.

Mr. Jackson will be subject to standard confidentiality and non-disparagement agreements during and following his employment as well as customary non-competition and non-solicitation covenants which will continue following the termination of his employment.

The above description of the employment agreement is not complete and is qualified in its entirety by the full text of the employment agreement, which is filed as Exhibit 10.32 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number

	10.32	Employment Agreement effective January 7, 2008 between Advance Auto Parts, Inc., and Darren R. Jackson

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: January 11, 2008	/s/ Michael O. Moore
(Signature)*
Michael O. Moore
Executive Vice President, Chief Financial Officer

* Print name and title of the signing officer under his signature.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.32	Employment Agreement effective January 7, 2008 between Advance Auto Parts, Inc., and Darren R. Jackson